EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A-2 into St. Mary Land & Exploration Company's previously filed Form S-8 Registration Statement No. 333-61850 and Form S-8 Registration Statement No. 333-58273.




ARTHUR ANDERSEN LLP



Denver, Colorado,
    October 1, 1999.